Cohen & Steers, Inc.
1166 Avenue of the Americas
New York, NY 10036-2708
Tel (212) 832-3232

Contact:
Brian Meta
Senior Vice President
Head of Investor Relations and FP&A
Tel (212) 796-9353

COHEN & STEERS REPORTS RESULTS FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2024

New York, NY, January 22, 2025—Cohen & Steers, Inc. (NYSE: CNS) today reported its results for the fourth quarter and year ended December 31, 2024. The earnings release along with the accompanying earnings presentation can be viewed at Cohen & Steers Reports Results for Fourth Quarter and Year Ended December 31, 2024 and on the company’s website at www.cohenandsteers.com under "Company—Investor Relations—Earnings Archive."

Conference Call

The company will host a conference call tomorrow, Thursday, January 23, 2025, at 10:00 a.m. (ET) to discuss these results via webcast and telephone. Hosting the call will be chief executive officer, Joseph Harvey, chief financial officer, Raja Dakkuri, and head of multi-asset solutions, Jeffrey Palma.

Investors and analysts can access the live conference call by dialing 800-715-9871 (U.S.) or +1-646-307-1963 (international); passcode: 8494569. Participants should plan to register at least 10 minutes before the conference call begins. A replay of the call will be available for two weeks starting approximately two hours after the conference call concludes and can be accessed at 800-770-2030 (U.S.) or +1-609-800-9909 (international); passcode: 8494569. Internet access to the webcast, which includes audio (listen-only), will be available on the company's website at www.cohenandsteers.com under "Company—Investor Relations" under "Financials." The webcast will be archived on the website for one month.

About Cohen & Steers. Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.